Exhibit 4.1

Certificate	Shares

Share Certificate

LUXFER HOLDINGS PLC

Company Number 3690830

This is to Certify that

of

is / are the registered holder(s) of              fully paid Ordinary shares of £1 each in the above-named Company, subject to the Memorandum and Articles of Association of the Company.

This certificate is executed by the Company in the presence of :

Director

Director / Secretary

on day of 2011

Certificate	Shares

Share Certificate

LUXFER HOLDINGS PLC

Company Number 3690830

This is to Certify that

of

is / are the registered holder(s) of                   fully paid Ordinary shares of £1 each in the above-named Company, subject to the Memorandum and Articles of Association of the Company.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

This certificate is executed by the Company in the presence of :

Director

Director / Secretary

on day of 2011